                                 PROMISSORY NOTE


$3,059,528.92                                                   August 15, 1996

         FOR VALUE RECEIVED,

         Community Medical Transport, Inc. (the "Undersigned"), hereby promises to pay to the order of Alan McGeorge, as attorney (referred to as the "Payee") on his own behalf, and on behalf of Hudvalco, Inc. ("Hudvalco") Harvey H. McGeorge Co., Inc. ("HHM") at Payee's Bank or at such other place as the holder of this Promissory Note ("Note") may designate from time to time in writing, the principal sum of $3,059,528.92, subject to adjustment] in U.S. Dollars with interest at the per annum rate of 10.25% upon the unpaid principal balance hereof until paid in full. The Note is issued pursuant to a Purchase Agreement dated as of February 28, 1996, as amended as of August 12, 1996, among the Undersigned, Payee, Hudvalco and HHM (the "Purchase Agreement"). Payment of principal and interest of this Note shall be subject to Article X of the Purchase Agreement.

         Subject to the provisions hereinafter set forth, the Note shall be paid as follows:

         (1)      $100,000 Principal Amount on September 1, 1996.
         (2)      $100,000 Principal Amount on October 1, 1996.
         (3)      $100,000 Principal Amount on November 1, 1996.
         (4) The balance of the Principal Amount and all accrued interest shall be paid on November 15, 1996 (the "Maturity Date").

         Notwithstanding the foregoing, if the Deferred Closing, as provided for in the Purchase Agreement, has not taken place on the Maturity Date, there shall be deducted from the payment provided herein, the amount of $1,050,000 which shall be placed in escrow pursuant to an Escrow Agreement among the Undersigned, Hudvalco and HHM, the undersigned and Parker Duryee Rosoff & Haft. The Undersigned shall, however, be obligated to prepay and principal and accrued interest of this Note in full if the undersigned has completed Bank financing in the amount of $7,000,000. Notwithstanding the foregoing, there shall be deducted from payment of the Note any liability of the Share Entities arising prior to the date hereof which is not paid or assumed by a third party.

         The maturity of this Note may be accelerated at any time by the Payee upon the occurrence of a "Default" as hereinafter defined. Any one or more of the following events shall constitute an event of default ("Default") by the Undersigned hereunder:

                  i. If the Undersigned fails to pay when due and payable any of its obligations hereunder to the Payee which failure remains uncured for a period of seven (7) business days after notice to the Undersigned;

                  ii. There is a default pursuant to the Security Agreement dated this date;

                  iii. If any proceeding is commenced by or against the Undersigned under any provision of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law and any such proceeding commenced against the Undersigned is not dismissed within thirty (30) days thereafter;

                  iv. If any proceeding is filed or commenced by or against the Undersigned for its dissolution or liquidation and not dismissed within thirty days;

         In the event of a Default, Payee may, at its election, upon three (3) days prior written notice of its election, declare the note immediately due and payable and exercise any other right or remedy available to Payee under applicable law.

         Payee's failure at any time or time hereafter to require strict performance by the Undersigned of any of the provisions, terms and conditions contained in this Note or in any of the other Agreements shall not waive, affect or diminish any right of the Payee at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Payee, unless such waiver is contained in an instrument in writing signed by the Payee and directed to the Undersigned specifying such waiver. No waiver by the Payee of any Default shall operate as a waiver of any other Default or the same default on a future occasion. No delay or omission on the part of the Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Payee of any right or remedy shall preclude other of further exercise thereof or the exercise of any other right or remedy.

         Up to $1,000,000 of the Principal Amount of the Note shall be convertible from time to time, at or prior to the Maturity Date at the Conversion Price $6.50, into fully paid and nonassessable shares of common stock of the Undersigned (the "Common Stock"). The number of shares of Common Stock issuable upon conversion shall equal the principal amount desired to be converted divided by 6.50. If the Note is partially converted, the certificates of shares shall be delivered and the principal amount of the Note shall be deemed paid to the extent of such conversion. The Company makes the representation and covenants set forth in the attached Security Annex.

         No fractional share shall be issued upon the conversion of any shares, the Undersigned, in lieu of issuing any fractional share, shall pay the holder otherwise entitled to such fraction a sum in cash equal to the market price of the Common Stock on the date prior to the Maturity Date.

         If, prior to Maturity Date the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

         This Note, the indebtedness evidenced hereby, and any interest payable hereon shall be subject and subordinate in right of payment to the following, which is hereinafter referred to as "Senior Indebtedness": The principal of, premium, if any, and interest on bank indebtedness on the date hereof, and renewals, extensions, and refundings of any such borrowings or indebtedness by such bank or banks or any substitute bank.

          (a) Upon any distribution of the assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, or otherwise, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal of and premium, if any, and interest due upon all such Senior Indebtedness before the holder of this Note is entitled to receive any payment on account of principal, premium, if any, or interest upon this Note.

          (b) During the continuance of any default in the payment of principal or interest on the Senior Indebtedness, no payment shall be made on account of principal or premium, of any, or interest on this Note.

         Nothing contained in the foregoing paragraphs (a) or (b) shall prevent the Company from making any payment on account of the principal or interest of this Note, except during the existence of any of the conditions described in such paragraphs (a) or (b).

Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, return receipt requested, or by nationally recognized express courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):


        a)   To Payee:

                      Alan McGeorge
                      109 Clove Avenue
                      Haverstraw, NY 10927

            With a copy to:

            A person designated by Payee by notice hereunder, if so designated

       (b)  To the undersigned:

            Community Medical Transport, Inc.
            45 Morris Street
            Yonkers, NY 10705
            Attn:  Dean Sloane, President
            Fax:  914-963-7896

            With a copy to:

            Parker Duryee Rosoff & Haft
            529 Fifth Avenue
            New York, NY  10017
            Attn:  Michael D. DiGiovanna, Esq.
            Fax:  972-9487


Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day personally delivered, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) twenty-four hours after shipment by such courier service.

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

         The Undersigned waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

                                   COMMUNITY MEDICAL TRANSPORT, INC.


                                   By:______________________________________

[SEAL]

                               CONVERSION ELECTION



                  The undersigned hereby irrevocably elects to exercise the right set forth in the Note of Community Medical Transport, Inc. (the "Company"), dated August 15 , 1996 to convert $_______ principal amount of the Note to acquire __________ Shares thereby reducing the principal amount of the Note by the amount so converted. The undersigned hereby makes the representations, acknowledgments and covenants contained in the attached Securities Annex.


Dated:       Signature:___________________________________
             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


             (Insert Social Security or Other Identifying Number of Holder)

                       SECURITIES ANNEX TO PROMISSORY NOTE


1. Definitions. Unless otherwise indicated by the context, defined terms in the note shall have the same meaning herein. In addition, as used in this Article, the following terms shall have the following respective meanings:

         a. "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

         b. "The Company" shall refer to the Undersigned.

         c. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

         d. "Holder" shall mean McGeorge.

         e. "Restricted Securities" shall mean the Common Stock.

         f. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         g. "Transfer" shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

2. Restriction on Transfer. Holder represents and warrants that Holder is acquiring the Restricted Securities for investment and not for distribution. Holder acknowledges that the Restricted Securities may only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified herein.

3. Restrictive Legends. Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain a legend to the effect that:

                           "The Restricted Securities covered by a certificate
                  have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to The Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

4. Registration.

                  The Company agrees to promptly file a "shelf" Registration Statement under Rule 415 promulgated under the Act on Form S-3 (or such other form as counsel to The Company may reasonably determine is appropriate) to register under Section 5 of the Act all of the Restricted Shares. The Company shall use its reasonable best efforts to cause such Registration Statement to become effective, including responses to comment letters of the Commission.

5. Preparation and Filing. In connection with any Registration Statement to be filed herein, The Company shall:

         a. furnish to each seller of the Restricted Securities such number of copies of such registration statement and of each such amendment or supplement thereto (in each case including all exhibits), including a preliminary prospectus, in conformity with the requirements of the Securities Act;

         b. notify each seller of Restricted Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the Registration Statement, the prospectus or any document incorporated therein by reference, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the request of such seller, prepare and furnish to such seller a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

6. Expenses. All expenses incurred by The Company in complying with its obligations under Sections 4 and 5 hereof, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws (not to exceed five (5) states), printing expenses and fees and disbursements of counsel and of independent certified public accountants of The Company shall be paid by The Company; provided, however, that all selling commissions and stock transfer taxes applicable to the Restricted Securities covered by the registration effected hereof, and Holder's counsel fees, shall be borne by the seller or sellers thereof.

7. Indemnification.

         a. In the event of any registration of any Restricted Securities under the Securities Act pursuant to this Section 11, The Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Securities were registered under the Securities Act, final prospectus contained therein, any document incorporated by reference therein or any amendment or supplement thereto, or any document prepared and/or furnished by The Company incident to the registration or qualification of any Restricted Securities pursuant to Section 11.4 and 11.5 hereof, provided, however, that The Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in said registration statement, said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Securities pursuant to Section 11.4 and 11.5 hereof in reliance upon and in conformity with written information furnished to The Company through an instrument duly executed by such seller or such underwriter specifically for use in the preparation thereof or arises out of information relating to the McGeorge Companies prior to the transaction covered by the Purchase Agreement, and would have constituted a breach of any representations herein with respect to the McGeorge Companies.

         b. Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph (a) The Company, each director of The Company, each officer of The Company who shall sign such registration statement and any person who controls The Company within the meaning of the Securities Act, with respect to any untrue statement or omission of a material fact from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to The Company through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, final prospectus or amendment or supplement. The foregoing shall not affect the indemnification obligations pursuant to the Purchase Agreement.

         c. Promptly after receipt by an indemnified party of notice of the commencement of any actions involving a claim referred to in paragraph (a) or
(b) of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are differed from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall reimburse such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

         d. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 7.

         e. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

         f. If the indemnification provided for in Section 11.7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received from the offering by The Company, the holders of Restricted Securities and any underwriter; but if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under paragraph (c) above, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportions as are appropriate to reflect not only such relative benefits but also relative fault of The Company, the holders of Restricted Securities and any underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The parties agree that the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact relates to information supplied by The Company, the holders of Restricted Securities or underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; that it would not be just and equitable if contribution pursuant to such agreement were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to above in this paragraph (e) that the amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof), referred to above in this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim; that the holders of Restricted Securities shall not be required to contribute any amount in excess of the dollar amount by which the proceeds to be received by such holders from the sale of their respective Restricted Securities exceeds the amount of damages such holders of Restricted Securities would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares or securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Holder. Each Holder shall provide The Company with such documentation and information as is generally customary.